COLLEGE RETIREMENT EQUITIES FUND
                     730 THIRD AVENUE, NEW YORK, N.Y. 10017

                             TELEPHONE: 800-842-2733

                      JOINT AND SURVIVOR LIFE UNIT-ANNUITY
                         WITH MINIMUM GUARANTEED PERIOD

                        CERTIFICATE      DATE OF FIRST PAYMENT      FREQUENCY OF        MINIMUM GUARANTEED
                          NUMBER            MO.   DAY   YR.            PAYMENT                PERIOD
                         IA00000-0            10  01  87               MONTHLY               10 YEARS

FIRST PARTICIPANT       [DOE, JOHN]
Second Participant      [DOE, MARY]

                      1.149                                 0.766                              $57.11
              ANNUITY UNITS PAYABLE                 ANNUITY UNITS PAYABLE                  AMOUNT OF FIRST
                   WHILE BOTH                     TO SURVIVING PARTICIPANT                 ANNUITY PAYMENT

               PARTICIPANTS ALIVE                     OR TO BENEFICIARY


        This is to certify that you, as the owner (First Participant) of this certificate, are entitled to share in the benefits of COLLEGE RETIREMENT EQUITIES FUND ("CREF").

        This page refers briefly to some of the features of your certificate. The next pages set forth in detail the rights and obligations as between CREF and you under the certificate. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

        This certificate provides a lifetime income for you. It will also provide an income to the Second Participant as long as he or she survives you. After the death of the first to die of you and the Second Participant, the number of annuity units of each payment will be reduced to two-thirds of the initial number of Annuity Units. Payments start as of the date shown above. If both you and the Second Participant die within the Minimum Guaranteed Period, the reduced payments will continue to the end of the period to the beneficiary; or the present value of such payments may be paid in one sum, unless otherwise specified on Page 5.

        You, your Second Participant or your beneficiary, will be paid an income of a fixed number of annuity units. The amount of dollars payable per unit will change primarily with the changes in the value of CREF's investments. There is no guarantee of any dollar amount; you are assured of full participation in CREF. All dollar amounts payable are determined by actuarial methods.

                                                            /s/John H. Biggs
                                                               -------------
                                                               CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER

COUNTERSIGNED--------------------------------------
                             REGISTRAR

       THIS CERTIFICATE  CANNOT BE ASSIGNED NOR DOES IT PROVIDE FOR LOANS.
THIS CERTIFICATE DOES NOT GUARANTEE ANY FIXED DOLLAR AMOUNT OF ANNUITY PAYMENTS.

                              INDEX OF PROVISIONS

                                                                       Section

Assignment -- Void and of no effect....................................     11
Beneficiary..............................................................    7
Benefits Based on Incorrect Data........................................     8
Certificate.............................................................    13
Claims of Creditors -- Protection against...............................    16
Consideration...........................................................     1
Correspondence with us...................................................   18
Loans -- No provision for................................................   12
Ownership..............................................................     10
Payment to an Estate, Trustee, etc.......................................   17
Present Value............................................................    3
Procedure for Elections and Changes......................................   14
Proof of Survival.......................................................     9
Requests for Benefits....................................................   18
Rules of the Fund.......................................................     4
Service of Process upon CREF............................................    15
Unit Annuity Payments...................................................     2
        - Change of frequency...........................................     5
        - Termination of.................................................    6

                        COLLEGE RETIREMENT EQUITIES FUND

                                         DATE OF                                      MINIMUM
                  CERTIFICATE             FIRST                FREQUENCY            GUARANTEED
                    NUMBER               PAYMENT              OF PAYMENT              PERIOD              DATE OF
                                                                                                           BIRTH
                  IA00000-01            0  01  87               MONTHLY              10 YEARS           MO  DA  YR

FIRST PARTICIPANT  JOHN DOE                                                                             09  23  22
SECOND PARTICIPANT MARY DOE                                                                             09  15  25



                     1.149                                     0.766
                 STOCK ACCOUNT                             STOCK ACCOUNT                     $57.20
                 ANNUITY UNITS                             ANNUITY UNITS                    AMOUNT OF
                    PAYABLE                                   PAYABLE                     FIRST ANNUITY
                  WHILE BOTH                               TO SURVIVING                      PAYMENT
                 PARTICIPANTS                             PARTICIPANT OR
                     ALIVE                                TO BENEFICIARY

                 DATE OF ISSUE
                 MO   DA   YR
                 10   01   87


                                   PROVISIONS

1.       CONSIDERATION.
         THIS CERTIFICATE IS ISSUED IN EXCHANGE FOR THE SURRENDER TO CREF OF CERTIFICATE NUMBER [P000000-0] AND THE APPLYING OF ITS PROCEEDS OF [$10,000.00] TO THIS CERTIFICATE. THESE ACTS FULFILL ALL OBLIGATIONS OF THE CERTIFICATE THAT HAS BEEN SURRENDERED.
         THE CONSIDERATION FOR THIS CERTIFICATE HAS BEEN DELIVERED AT CREF'S HOME OFFICE IN NEW YORK, NEW YORK.

                        This page is intentionally blank.

                    BENEFICIARY DESIGNATION (SEE PROVISION 3)

                            CLASS I BENEFICIARY(IES)

NAME                                   RELATIONSHIP TO FIRST PARTICIPANT

MARY DOE                                                 WIFE

                                CLASS II BENEFICIARY(IES)

NAME                                   RELATIONSHIP TO FIRST PARTICIPANT

JANE DOE                                                               DAUGHTER
 _
|_| Right to receive present value of unit-annuity payments in one sum. At the surviving participant's death, each beneficiary shall have the right to elect to receive in one sum the then present value of the share of any remaining unpaid unit-annuity payments apportioned to such beneficiary.
                                                                          _
                [This provision is applicable only if the preceding box (|_|) is
                 marked with an (x).]
 _
|_| Automatic one-sum payment of present value of unit-annuity payments. At the surviving participant's death, the present value of the share of any remaining unpaid unit-annuity payments apportioned to a beneficiary shall be paid in one sum.
                                                                          _
                [This provision is applicable only if the preceding box (|_|) is
                 marked with an (x).]

                                                ADDITIONAL PROVISIONS

         It is understood and agreed that if a testamentary trustee or an inter vivos trustee is designated as beneficiary:

(A) CREF shall not be obliged to inquire into the terms of any will or of any trust affecting this certificate or its death benefits and shall not be charged with knowledge of terms thereof.

(B) If benefits become payable to a testamentary trustee and (I) the will is not presented for probate within 90 days following the date of the last surviving participant's death; or (II) the will has been presented for probate within the aforesaid 90 days and no qualified trustee makes claim for the benefits within nine months after the last surviving participant's death; or (III) if evidence satisfactory to CREF is furnished CREF within such nine-month period that no trustee can qualify to receive the benefits, payment shall be made to the successor beneficiary(ies) as designated on the reverse side, if any such beneficiary(ies) are designated and survive the last surviving participant; otherwise to the executors or administrators of the last surviving participant.

(C) If benefits become payable to an inter vivos trustee and (I) the trust agreement is not in effect; or (II) no trustee can qualify to receive benefits; or (III) the qualified trustee is not willing to accept the benefits, payment shall be made to the successor beneficiary(ies) as designated on the reverse side, if any such beneficiary(ies) are designated and survive the last surviving participant; otherwise to the executors or administrators of the last surviving participant.

(D) Payment to and receipt by said trustee, said successor beneficiary(ies) or said executors or administrators, as provided for in (B) or (C) above, shall fully discharge CREF from all liability to the extent of such payment. CREF shall have no obligations as to the application of funds so paid and shall, in all dealings with said trustee or with said executors or administrators, including but not limited to any consent, release or waiver of interest, be fully protected against the claims or demands of any other person or persons.

      2. UNIT ANNUITY PAYMENTS. Your income will begin as of the Date of First Payment, if both you and the Second Participant are then alive. Payments will continue for the rest of your life. If the Second Participant dies before you, your payments will be reduced to two-thirds of the initial number of Annuity Units. In addition, if the Second Participant survives you, payments of this reduced number of Annuity Units will be made to him or her for life. If both you and the Second Participant die before the end of the Minimum Guaranteed Period, which starts at the Date of Issue, we will continue the reduced payments to the beneficiary until the end of that period. In lieu of payments due the beneficiary, the Present Value of such payments may be paid to the beneficiary in one sum, unless otherwise specified on Page 5. The Date of First Payment, Frequency of Payment, Minimum Guaranteed Period, the number of Annuity Units payable while both Participants are alive and the number of Annuity Units payable after the death of one of the Participants are shown on Page 3.
      The dollar amount of each payment will be the current value on the date of each payment of the number of Annuity Units stated on Page 3. The value of an Annuity Unit will change from time to time to reflect CREF's investment, mortality and expense experience and will be determined in accordance with the Rules of the Fund, using actuarial methods.
      If the last surviving Participant outlives all beneficiaries but dies within the Minimum Guaranteed Period, we will pay to such Participant's estate the Present Value of any payments remaining due. If a beneficiary dies while entitled to receive payments, the Present Value of any payments still due to him or her will be paid to the surviving person or persons named to receive it. If no one so named is then living, the Present Value will be paid to the estate of such beneficiary.
      Payments are subject to the provisions of any method of payment agreement or any beneficiary designation in effect under this certificate.

      3. PRESENT VALUE. The Present (discounted) Value is a one-sum amount paid in lieu of a series of payments. The Present Value of future payments is computed in accordance with the Rules of the Fund.

      4. RULES OF THE FUND. The Rules of the Fund govern all matters affecting the interest of anyone in the Fund to the extent such matters are not specifically provided in this certificate. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone in the Fund. A copy of the Rules was furnished to you when this certificate was issued; you will be notified of all amendments to the Rules.

      5. CHANGE OF FREQUENCY OF UNIT ANNUITY PAYMENTS. At your request, CREF will change to equivalent payments made annually, semi-annually or quarterly. However, CREF will have the right to decline a change to less frequent payments. CREF will also have the right to decline any change that would result in payments of less than $25 each. After your death, the Second Participant will be able to request a change in frequency of payments.

      6. TERMINATION OF UNIT ANNUITY PAYMENTS. The final payment to be made under this certificate will be the last payment due before the death of the last to die of you or Second Participant, unless such death occurs within the Minimum Guaranteed Period. In that case, the final payment will be the last payment due within that period. However, payments may end at an earlier date if a beneficiary receives the then present value of the payments due him or her.

      7. YOUR BENEFICIARY. Beneficiaries are persons you name, in form satisfactory to CREF, to receive any payments remaining due after the death of both you and the Second Participant. You may designate different classes of beneficiaries, such as primary (first) and contingent (secondary). These classes set the order of payment. If a class contains more than one person, any payments remaining due will be paid to the then living persons in the class in equal shares, unless you provide otherwise. For example, if you die during the Period of Annuity Payments having named your mother as primary beneficiary and "children" as equal contingent beneficiaries, your mother would receive any payments remaining due if she survived you. But if your mother did not survive you, then your children would receive equal shares of any payments remaining due.
      The terms "children" or "my children" may be used to name a class of beneficiaries, either primary or contingent. Unless you specify otherwise, these terms will mean all children born of your marriage or marriages and any children legally adopted by you. The term "children" also has the same inclusive meaning when used to name as beneficiaries the children of your spouse, your child, your brother or your sister.
      You, or after your death the Second Participant, may change, add or delete beneficiaries as explained in Section 14, unless otherwise specified on Page 5.

      8. BENEFITS BASED ON INCORRECT DATA. If the amount of benefits is determined by data as to a person's age and sex and if that data is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by CREF, adjustments will be made in accordance with the Rules of the Fund.

      9. PROOF OF SURVIVAL. CREF reserves the right to require satisfactory proof that you, the Second Participant or any other person named to receive benefits under the terms of this certificate is alive on the date each payment is due. If this proof is not received after requested in writing, or if we receive notice of the death of either Participant after excess payment has been made, CREF has the following rights: A) to make reduced payments of an amount determined by us until such excess is recovered; or B) to withhold payments until such excess is recovered.

      10. OWNERSHIP. You own this certificate. If the Second Participant survives you, he or she becomes the owner of the certificate at your death. The owner may, to the extent permitted by law, exercise every right given by it without the consent of any other person.

      11. NO ASSIGNMENT. Neither you nor any other person may assign, pledge, or transfer ownership of this certificate or any benefits under its terms. Any such action will be void and of no effect.

      12. NO LOANS. This certificate does not provide for loans.

      13. THE CERTIFICATE. Any endorsement or amendment of this certificate or waiver of any of its provisions will be valid only if in writing and signed by an Executive Officer or Registrar of CREF.

      The consideration has been delivered and all benefits are payable at CREF's home office in New York, NY.

      14. PROCEDURE FOR ELECTIONS AND CHANGES. You, the Second Participant or a beneficiary, when having the right to do so, may elect or change, in accordance with the terms of your certificate, any of the following by written notice satisfactory to CREF sent to its home office in New York, NY:

     A)      the method of payment to the beneficiary as explained in Section 3;
     B)      the beneficiary as explained in Section 5;
     C)      the frequency of payments as explained in Section 4; or

     D) the surrender of this certificate for its Present Value (only a beneficiary may have this right).

No such notice will take effect unless it has been received by CREF. When received it will take effect as of the date it was signed, whether or not the signer is living at the time we receive it. Any action taken by CREF in good faith before receiving the notice will not subject CREF to liability because our acts were contrary to what was stated in the notice.

      15. SERVICE OF PROCESS UPON CREF. We will accept service of process in any action or suit against us on this certificate in any court of competent jurisdiction in the United States, Puerto Rico or Canada provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district, territory, or province in which the action or suit is brought. This Section does not waive any of our rights, including the right to remove such action or suit to another court.

      16. PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under this certificate are exempt from the claims of creditors or legal process to the fullest extent permitted by law. This protection is contained in the statute of the State of New York establishing CREF.

      17. PAYMENT TO AN ESTATE, TRUSTEE, ETC. CREF reserves the right to pay in one sum the Present Value of any benefits due an estate, corporation, partnership, trustee or other entity not a natural person. CREF will not be responsible for the acts or neglects of any executor, trustee, guardian, or other third party to whom payment is made.

      18. CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form or request for benefits will be deemed to be received by us unless it is received at our home office. Any questions about this certificate or inquiries about our service should be sent to us at our address:

                                      CREF
                                730 Third Avenue
                               New York, NY 10017.